THIS 12% SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SAID ACT, OR ANY OTHER VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

PNG VENTURES, INC.
(a Nevada corporation)

12% SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

Issue Date: June 3, 2008

Total Principal Amount of Note: $626,250

FOR VALUE RECEIVED, PNG Ventures, Inc. a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Black Forest International, LLC., or its registered assigns (the “Holder”), the sum of Six Hundred Twenty Six Thousand Two Hundred Fifty Dollars ($626,250) (the “Principal Amount”) on the maturity date set forth in Section 1.4 below (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum (the “Initial Interest Rate”) from June 3, 2008 (the “Issue Date”) until the same becomes due and payable at the Maturity Date, whether at maturity or upon acceleration or by prepayment or otherwise. Thereafter, such interest shall accrue at a default rate of 18% (the “Default Rate”) per annum until repaid as more fully set forth below.  All payments due hereunder shall be made in lawful money of the United States of America.  The Principal Amount of this Note and any accrued interest is convertible, at the sole and absolute discretion of the Holder, into common stock (the “Common Stock”) of the Borrower as provided in Article II below. Repayment of this Note is unconditionally guaranteed by each of Earth BioFuels, Inc. (“Earth Biofuels”), and by Earth LNG, Inc. (“Earth LNG”) and each of its subsidiaries (the “Earth LNG Subsidiaries” and, collectively with Earth LNG, the “Secured Parties”), and shall be secured by all of the assets of the Borrower, and Secured Parties, which security interest shall be subordinate only to U.S. $36.5 Million of aggregate existing indebtedness held by Fourth Third Capital, LLC as Agent for various creditors and by Greenfield Commercial Credit, LLC (“Existing Creditors”) and no other debt.   All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks of the United States of America are authorized or required by law or executive order to remain closed.  This Note shall be secured pursuant to the terms of the certain Security Agreements by and between the Borrower and the Holder and the Security Agreement between the Secured Parties and Existing Creditors.  Notwithstanding the foregoing, in the event that any of the Secured Parties have not executed the requisite Guarantees or Security Agreement amendment or intercreditor agreement amendments, or that the Existing Creditors do not execute any of said agreements effectuating the intent of the parties hereto, this Note is and shall be fully and unconditionally enforceable as against the Borrower and each of the parties executing guaranties or such documents.

           The following terms shall apply to this Note:

ARTICLE I.  INTEREST AND AMORTIZATION AND REPAYMENT

1.1 Interest Rate.  Subject to Section 1.3 hereof, interest payable on this Note shall accrue at the Initial Interest Rate a rate per annum of twelve percent (12%).  Interest on the Principal Amount shall be simple interest, payable monthly, in arrears, commencing on June 3, 2008 and on the first day of each consecutive calendar month thereafter (each, a “Repayment Date”) and on the Maturity Date, whether by acceleration or otherwise.

1.2           Minimum Monthly Payments.  Only all outstanding interest shall be paid monthly.

1.3           Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default, and in addition to any other remedies that Holder may have, the annual interest rate on this Note shall automatically be increased to the lesser of (i) eighteen percent (18%) or the higher rate permissible by law (the “Default Interest Rate”), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived (any such amount referred to herein as “Default Interest”).

1.4           Repayment.  This Note shall be unconditionally and immediately repaid on the business day first following demand, in U.S. cash currency, by bank check payable to Holder or its assigns, or bank wire transfer in accordance with Holder’s written instructions (the “Maturity Date”) for the full amount of the demand.  The Holder may make demand for repayment at its sole discretion, in whole or in part and from time to time until the entire balance of this Note is repaid or converted, after the earliest to occur of (i) the closing of a debt (secured or otherwise), equity or preferred stock or derivative security financing or re-financing or debt/equity line, of the Borrower or any Secured Party, with gross proceeds or maximum credit limit of $1,000,000 or greater, (ii) August 4, 2008, or (iii) upon any Event of Default.    This Note may not be prepaid absent consent of the Holder.

ARTICLE II.  CONVERSION RIGHTS

2.1           Conversion Right.  The Holder shall have the right at any time, and from time to time, on or prior to the Maturity Date to convert all or any part of the outstanding and unpaid principal amount of this Note, into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”), of the Borrower as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  The Holder of this Note may waive the limitations set forth herein at its sole and absolute discretion by written notice of not less than sixty-one (61) days to the Borrower.  The number of Conversion Shares to be issued upon each conversion of the convertible portion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price in effect on the date the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), is delivered to the Borrower by the Holder in accordance with Section 2.5 below (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) default interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any other amounts owed to the Holder pursuant to this Note.

2.2           Conversion Price.

(a)           Calculation of Conversion Price.                                                                           The term “Conversion Price” as used herein shall be equal to: (i) $.09 per share for the conversion of the initial $63,000 of the Principal Amount; and (ii) $10.00 per share for the conversion of any remaining balance of the Principal Amount and interest.

  The calculation of Conversion Price set forth in the previous paragraph shall be subject, as set forth in Section 2.7, to equitable adjustments upon the occurrence of certain events including, but not limited to, stock splits, reverse stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower or of Secured Parties (before or after the contemplated acquisition by Borrower of Earth LNG), combinations, recapitalization, reclassifications, extraordinary distributions and similar events until converted in full.

(b) Deficiency Upon Conversion.  Upon Conversion, in the event of any deficiency of any amounts due Holder hereunder, Borrower agrees to pay Holder, at Holder’s option any such deficiency in either cash or additional shares of Common Stock.  If the Holder elects, in its sole and absolute discretion to be paid such deficiency in Common Stock, such Common Stock shall be valued at the Conversion Price, then in effect. Nothing herein shall be deemed to limit the ability of Holder to collect any of the Principal Amount of this Note in cash or otherwise enforce any of its rights herein, as against the Borrower or any of the guarantors and Secured Parties or obligate the Holder to accept such shares in lieu of such deficiency.

2.3           Application of Conversion Amounts.  Any amounts converted by the Holder pursuant to Section 2.1 or paid by the Borrower shall be deemed to constitute payments of and applied, (i) first, any amounts owed other than accrued and unpaid interest (ii) second, against accrued and unpaid interest on the Principal Amount, and (iii) third, against the Principal Amount.

2.4           Authorized Shares.  For so long as the conversion right exists, the Borrower will reserve (and, from time to time, amend its Certificate of Incorporation so as to maintain reserved) from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and all other convertible securities of the Borrower, options or warrants.  As of the date of issuance of this Note, the Borrower has a sufficient number of authorized and unissued shares of Common Stock that have been duly reserved  for issuance upon conversion of this Note and such other securities  (the “Reserved Amount”).  The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations pursuant to this Note and other agreements to which the Borrower may be obligated to issue shares (subject to the anti dilution provisions and other restrictions on such issuances herein).  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, the if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at their then current conversion price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note.  The Borrower agrees that the issuance of this Note by Borrower and execution hereof by Borrower shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Concurrently with this Note, the Borrower, the Holder and the Holder’s transfer agent (the “Transfer Agent”) have entered into an escrow agreement and irrevocable transfer agent instruction letter (collectively the “Escrow Documents”) whereby the Borrower has deposited 700,000 shares of Common Stock  with the Transfer Agent to be held in escrow for the conversion of the initial $63,000 of the Principal Amount (as described above in Section 2.2(a)) pursuant to the terms of the Escrow Documents.

If, at any time a Holder of this Note submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article II (a “Conversion Default”), the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion.  The portion of this Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion.  The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default.  The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, and the Authorization Date.

Nothing herein shall limit the Holder’s right to pursue actual damages against Borrower or any guarantor or Secured Party for the Borrowers failure to maintain a sufficient number of authorized shares of Common Stock or to repay this Note pursuant to the guarantees, and each Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief or under this Note.

2.5           Method of Conversion.

(a)           Mechanics of Conversion.                                                      Subject to Section 2.1, the Principal Amount and interest of this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., Pacific Standard Time) and (B) subject to Section 2.5(b), surrendering this Note at the principal office of the Borrower.

(b)           Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

 THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

(c)           Payment of Taxes.                                           The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower or the Transfer Agent, as the case may be, shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower or the Transfer Agent, as the case may be, the amount of any such tax or shall have established to the satisfaction of the Transfer Agent, that such tax has been paid.

(d)           Delivery of Common Stock Upon Conversion.  Upon receipt by the Borrower from the Holder of a facsimile transmission, Adobe Acrobat electronic reproduction (or other reasonable means of reproduction of a signature) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.5, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) full business days (the “Deadline”) after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. The Borrower shall pay liquidated damages, in addition to other damages or lost profits resulting in the decline in price of the shares after the Deadline date (regardless of whether such shares could have been sold), of 1% of the number of shares not delivered for each 3 business day after the Deadline (i.e. 1% after six business days after the deadline, an aggregate of 2% after nine days, 3% after 12 days etc.), .

(e)           Obligation of Borrower to Deliver Common Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion (the “Conversion Shares”), the outstanding principal amount and the amount of accrued and unpaid interest (and any other unpaid amounts) on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date with respect to a Notice of Conversion shall be the date on which the Notice of Conversion is given so long as the Notice of Conversion is received by the Escrow Agent before 5:00 p.m., Pacific Standard Time, on such date; or if received after 5:00 p.m. Pacific Standard Time, the Conversion Date shall be the following date.  Upon failure of the Borrower to timely deliver the shares of Common Stock issuable upon any such conversion, the Holder shall be entitled, as liquidated damages and not as a penalty, to a cash payment equal to 1.5% of the dollar amount of any such conversion for each 30-day period (or pro-rata for any portion thereof) following the Conversion Date until delivery of the Conversion Shares.

2.6           Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its Transfer Agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are issued or transferred pursuant to a valid court order or other exemption from the registration requirements of the Act, or (v) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.6 and who is an Accredited Investor (as defined in the Act).  Except as otherwise provided in the Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act as contemplated by Article IV hereof or otherwise may be sold pursuant to Rule 144 or any other exemption, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or issued pursuant to a valid exemption from the registration requirements of the Act, an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its Transfer Agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, including the provisions of Rule 144 and the shares are so sold or transferred, or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  Nothing in this Note shall (i) limit the Borrower’s obligation under the Agreement or (ii) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

2.7           Effect of Certain Events.

(a)           Effect of Merger, Consolidation, Etc.  The sale, conveyance or disposition of all or substantially all of the assets of the Borrower or of any Secured Party (as defined below) other than to the Borrower or a wholly-owned subsidiary of the Borrower, the effectuation by the Borrower or any Secured Party of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower or of a Secured Party is disposed of, or the consolidation, merger or other business combination of the Borrower or Secured Party with or into any other Person or Persons when the Borrower or Secured Party is not the survivor shall:  (i) be deemed to be an Event of Default (as defined in Article IV) and, at the sole and absolute discretion of holder, may be treated pursuant to Section 2.7(b) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)           Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower and other than to a wholly-owned subsidiary of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  Neither the Borrower nor any of the Secured Parties may effect any transaction described in this Section 2.7(b) unless (a) it/they first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note or, if such transaction results in an Event of Default, declare such an Event of Default) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 2.7(b) and all of the assets and business of the Borrower and Secured Parties are also being transferred to the acquiring entity and remain subject to the terms hereof.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)           Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a any Secured Party or subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(e)           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(f)           Purchase Rights/ Right of Participation in Future Offerings.   If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of its Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.  In the event that a debt, convertible debt, equity, preferred equity or derivative security financing of any kind is conducted by the Borrower or any Secured Party at any time or from time to time while any portion of this Note is outstanding, the Holder shall have the right, but not obligation to (i) demand repayment of this Note in whole or in part to the closing date of such financing, or (ii) to convert and apply all or any portion of the Principal Amount or interest of this Note towards an equivalent dollar amount of subscription for securities in such offering(s) at the same terms and conditions as offered to all other investors and shall execute and be subject to and have the benefits of all of the agreements and rights granted to other investors in such offering(s).  The foregoing shall be a right only, and not obligation of the Holder and nothing herein shall be deemed to constitute a limitation or waiver on Holders other rights to anti dilution protections or other restrictive covenant benefits set forth herein.  In the event of application of a portion of the Note a replacement Note for the remaining portion of interest and Principal Amount not so applied towards a subscription in an offering, shall be issued to Holder reflecting the unpaid balance herein.

(g) Share Issuance.  So long as this Note is outstanding, if the Borrower shall issue any Common Stock, prior to the complete conversion of any convertible portion of this Note for a consideration less than $10.00 per share (as adjusted for stock splits, stock combinations or consolidations, stock dividends, mergers or similar transactions) the Conversion Price that would be in effect at the time of such issue for both Conversion Prices in effect, then, and thereafter successively upon each such issuance, the Conversion Prices shall be reduced by multiplying each of the Conversion Prices then in effect by a fraction, (A) the numerator of which is the dollar price per share for which the Common Stock or (or common stock equivalents) is sold in such offering or the dollar price for which such shares are issuable upon conversion or exchange or upon exercise of warrants or options and (B) the denominator of which is $10.  Notwithstanding the foregoing, the Conversion Price shall not be increased. For purposes of this adjustment, the issuance of any security or debt instrument or derivative instrument of the Borrower, carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock or the modification of any of the foregoing which may be outstanding shall result in an adjustment to the Conversion Price upon the modification or issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the $10.00 per share (as adjusted for stock splits, stock combinations or consolidations, stock dividends, mergers or similar transactions).  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in this Note.

(h)           Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in the second sentence of Section 2.2(a) and/or this Section 2.7, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

                      (i)           Spin-Off.  If, at any time while any portion of this Note remains outstanding, the Borrower or any Secured Party spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Borrower, in addition to or in lieu of any other compensation received and retained by the Borrower for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Borrower, the Borrower shall cause to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the convertible portion of Holder's Note outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower, (the "Outstanding Notes") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"). Notwithstanding the foregoing, nothing herein shall be demand to permit any Spin Off which shall result in an immediate Event of Default.

2.8           Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other notes or indebtedness, more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), subject to equitable adjustment from time to time for stock splits, reverse stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

2.9           Status as Stockholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the borrower or Borrower to comply with the terms of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Borrower with respect to such unconverted portions of this Note and the Borrower and Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies for the Borrower’s failure to convert this Note to the extent convertible.

ARTICLE III. EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an "Event of Default") shall make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable upon demand, without presentment, notice or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Event of Default under Note or Security Agreements of Secured Parties.  An Event of Default under this Note, (including, without limitation, any of the covenants, representations or warranties contained herein)  any Guaranty or Security Agreement, mortgage, or Intercreditor Agreement signed by Earth BioFuels or any of the Secured Parties as required pursuant to this Note (collectively, the “Collateral Documents”); a default by the Borrower or a Secured Party of a material term, covenant, warranty or undertaking of this Note or any Collateral Document or any other loan agreement between any Holder and Borrower;  or the occurrence of a material event of default under any such other agreement relating to indebtedness of the Borrower which, in each case, is not cured after any required notice and/or cure period.

3.2           Failure to Pay Principal or Interest.  The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, demand upon acceleration or otherwise.

3.3           Conversion and the Shares.  The Borrower fails to issue or cause its Transfer Agent to transfer any certificate for shares of Common Stock issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three business days after the Borrower shall have been notified thereof in writing by the Holder (the third day and each third day thereafter being the date that the requirement to issue penalty shares shall also begin to accrue in addition to other remedies as provided above).

3.4           Reservation of Shares.  The Borrower at any time does not have sufficient shares of Common Stock authorized for issuance upon conversion of this Note, after reserving sufficient number of shares for issuance upon exercise or conversion of all other warrants, options or convertible securities outstanding from time to time; provided, however, that there shall no longer be deemed an Event of Default under this Section 3.4 if and for so long as (i) the Borrower amends its Certificate of Incorporation prior to any attempted Conversion of the Note or (ii) if other common stock or outstanding convertible securities are redeemed, cancelled or expire, thereby permitting conversion of the complete convertible portion of the Note.

3.5           Exploitation of Property.  The Borrower Secured Party fails to make best efforts to exploit the Earth LNG facility or its assets and contracts.

3.6           Transactions.  (a) the Borrower or any Secured Party enters into any transaction or series of transactions relating to the sale or pledge of all or substantially all of their assets, land or securities in an asset purchase or pursuant to a merger or otherwise enters into an agreement or otherwise consummates merger as described in Section 2.7(b) or spin-off  in Section 2.7(i) above or similar transaction or (B) the Borrower or a Secured Party enters into directly or indirectly any transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate (other than the Borrower or another subsidiary of Borrower which is subject to the terms hereof and the Collateral Documents) .

3.7 Breach of Covenants.  The Borrower or any Secured Party or Earth Biofuels breaches any material covenant or  any other material term, covenant or condition contained in this or any other Note or any of the other Collateral Documents, any other loan or agreement between any of the holders of the Note (or their affiliates) and Borrower, or otherwise and such breach continues for a period of five  (5) calendar days after written notice thereof to the Borrower or its agent or any Secured Party from the Holder (or any other Holder or Collateral Agent).

3.8           Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, or any of the other Collateral Documents;

3.9           Receiver or Trustee.  The Borrower, any Secured Party, Earth Biofuels or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.10           Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or Secured Party or Earth Biofuels or any subsidiary of the Borrower or any of its property or other assets for more than $10,000, and shall remain un-vacated, un-bonded or un-stayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.11           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, Secured Party, Earth Biofuels or any subsidiary of the Borrower and if instituted against Borrower is not dismissed within thirty (30) days; or

3.12           Delisting of Common Stock.  The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the Archipelago Exchange, or the American Stock Exchange, or shall fail to comply in all material responses with the reporting requirements of the Act or Exchange Act.

3.13           Stop Trade.  An SEC/FINRA or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

3.14           Other Defaults.  Any other event specifically described or identified as such herein or in any of the Collateral Documents.

3.15.           Remedies of Default.  In addition to remedies set forth below, if any other Event of Default has occurred and is continuing, holders of a majority or more in principal amount of the Note at the time outstanding may at any time at its or their option, by notice or notices to the Borrower or any officer thereof or of any subsidiary, declare all the Notes then outstanding to be immediately due and payable.  Notwithstanding the foregoing, Default Interest and penalties shall accrue from the date of Event of Default regardless of whether Holder has been advised of such Event of Default.

ARTICLE IV. BORROWER REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to and agrees with Lender that:

                      4.1           Due Incorporation. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has been duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation, as indicated in the Latest SEC Documents, and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Latest SEC Documents (as defined in Section 4.8).  For purpose of this Agreement, a “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Borrower’s ability to perform on a timely basis its obligations under this Agreement.

4.2           Capitalization.  The authorized capital stock of the Borrower consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 418,309 shares are issued and outstanding as of the date hereof, and no shares of preferred stock have been authorized or issued as of the date hereof. Except as disclosed in the Latest SEC Documents (as defined in Section 4.8), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Borrower or, the existence of any such rights will be waived prior to Closing.

4.3           Authorization, Enforcement, Compliance with Other Instruments.  (i) The Borrower has the requisite corporate power and authority to enter into and perform this Agreement and Transaction Documents to which it is a party and to issue the Note and, upon the conversion thereof, the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement  by the Borrower of this Note or any other agreement with Holder to which it is a party and the consummation by it or them of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Borrower’s Board of Directors, or managers and no further consent or authorization is required by the Borrower or its/their Board of Directors or managers or stockholders or creditors, (iii) this Note will have been duly executed and delivered by the Borrower, (iv) this Note constitutes the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

ARTICLE V.  MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, confirmed email (with a hard copy by mail or fax) or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to: PNG Ventures, Inc. Attn: Kevin Markey 3001 Knox Street, Suite 303 Houston, Texas 75205 Fax: (214) 520-0507	If to the Holder, to: Black Forest International, LLC c/o BCGU, LLC 2038 Corte del Nogal, Suite 110 Carlsbad, California 92011 Fax: (760) 804-8845
With a copy to: Hodgson Russ, LLP Attn: Ronniel Levy, Esq. 1540 Broadway, 24th Floor New York, NY 10036, Fax: (212) 751-0928

5.3           Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower, and, if this Note has been assigned, the Holders of 51% of the principal interest on the Notes.  Any modifications or waiver approved in accordance with the previous sentence shall be binding upon all Holders of Notes. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented. Notwithstanding the foregoing, any Holder may waive rights with respect to such Holder’s Note only.

5.4           Assignability.  This Note shall be binding upon the Borrower, their successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5           Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR UNITED STATES FEDERAL COURTS LOCATED IN FLORIDA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.  THIS NOTE MAY BE ENFORCED BY, AND ANY ACTION MAY BE INITIATED BY, COLLATERAL AGENT ON BEHALF OF ANY HOLDERS.

5.7           Certain Amounts.  Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus any Default Interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

5.8           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.9           Allocations of Maximum Share Amount and Reserved Amount.  The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Notes issued pursuant to the Agreement based on the principal amount of such Notes issued to each Holder except as otherwise agreed by such Holders.  Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Notes based on the principal amount of such Notes held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount except as otherwise agreed by such Holders.  In the event a Holder shall sell or otherwise transfer any of such Holder’s Notes, each transferee shall be allocated a pro rata portion of such transferor’s Maximum Share Amount and Reserved Amount.  Except as otherwise agreed to by such Holders, any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining Holders of Notes, pro rata based on the principal amount of such Notes then held by such Holders.

5.10           Damages Shares.  Any shares of Common Stock that may be issuable to the Holder pursuant to this Note in excess of the Conversion Shares (“Damages Shares”) shall be treated as Common Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder.

5.11           Denominations.  At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

4.12           Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock.  The Borrower shall provide the Holder with prior notification of any meeting or other corporate or company action of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders).

4.13           Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law as provided in Article III above, or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.  This Note is and shall be deemed an unconditional obligation of Borrower and Secured Parties and Guarantors for the payment of money only and, without limitation to any other remedies Holder may have, may be enforced against either or both of Borrower and Secured Parties and Guarantors by summary proceeding pursuant summary proceeding/collection rule or statute in the jurisdiction where enforcement is sought.

***SIGNATURE PAGE FOLLOWS***

[Signature Page to 12% Secured Subordinated Convertible Promissory Note Issued June 3, 2008]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this June 3rd, 2008.

PNG VENTURES, INC. ______________________________